Exhibit 15.1

Lucas GC Limited Palm Grove Unit 4 265 Smith Road, George Town P.O. Box 52A Edgewater Way, #1653 Grand Cayman KY1-9006 Cayman Islands Attention: The Board of Directors	Email dbulley@applebyglobal.com Tel +852 2523 8123 Appleby Ref 473424.0001 20 April 2026

Suites 3504B-06

35/F, Two Taikoo Place

979 King’s Road

Quarry Bay

Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner

David Bulley

Partners

Fiona Chan

Kitty Chan

Vincent Chan

Chris Cheng

Richard Grasby

Eason Huang

Judy Lee

Michael Makridakis

John McCarroll SC

Lorinda Peasland

Eliot Simpson

Dear Company

Lucas GC Limited (Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s annual report for the fiscal year ended December 31, 2025 on Form 20-F (Annual Report), which will be filed with the United States Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Securities Act).

We consent to the filing of this consent letter as an exhibit to the Annual Report and to the reference to our name in the Annual Report, and further to the incorporation by reference into the Company’s registration statements on Form F-3 (File No.: 333-286651) and Form S-8 (File No.: 333-283728). In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

Yours faithfully

/s/ Appleby

Appleby

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